Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinions of counsel regarding the Fidelity California Municipal Money Market Fund and Spartan California Municipal Money Market Fund series of Fidelity California Municipal Trust II (the "Trust"), filed as part of this Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A (File No. 033-42890 and 811-06397), incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 24 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

April 28, 2005